UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Loan and Security Agreement and Promissory Note

On February 10, 2025 (the “Closing Date”), Ispire Technology Inc. (the “Company”) entered into a Master Loan and Security Agreement (the “MLSA”) with Avon River Ventures LLC (the “Lender” or “Avon”). Pursuant to the MLSA, the Company issued a secured promissory note (the “Promissory Note”) in the principal amount of up to $20 million and the Lender has agreed to provide, upon satisfaction or waiver by the Lender of the applicable conditions precedent set forth in the MLSA, up to an aggregate of $20 million (the “Loan Amount”) (the “Avon Loan Facility”), to be disbursed in three tranches (each a “Tranche,” and collectively, “Tranches”) as follows: (i) $5 million will be made available in the first tranche (the “First Tranche”); (ii) $5 million to be made available under a second tranche (the “Second Tranche”); and (iii) the remaining $10 million to be made available under a third tranche (the “Third Tranche”). The Company expects to receive disbursements under a given Tranche every fifteen (15) to thirty (30) days.

The closing of each tranche is subject to standard conditions precedent, including absence of any event of default and the Company’s continued compliance with the terms and provisions of the MLSA. The First Tranche has a maturity date of February 10, 2027, the Second Tranche is expected to have a maturity date that falls three years after the closing of such Tranche, and the Third Tranche is expected to have a maturity date that falls four years after the closing of such Tranche.

Interest Rate and Interest-Only Period

The interest rate on the outstanding principal amount of any borrowing under the Avon Loan Facility shall accrue monthly at a fixed per annum rate of fifteen and one-quarter percentage points (15.25%). With respect to each Tranche, the initial three months is an “interest-only period,” where the Company is required to make payments consisting solely of accrued interest and a loan management fee of 0.0475% per month with no obligation to repay the principal. Following the conclusion of such interest-only period for each Tranche, beginning on the fourth (4th) payment date, the Company shall commence making payments of both principal, interest and fees in accordance with the terms of the MLSA.

Prepayment

The Company is entitled to prepay the Loan Amount at any time, subject to a prepayment premium equal to 3% of the outstanding balance of the Loan Amount at the time of such prepayment, provided that the prepayment occurs in a different order than is contemplated in the MLSA.

Security

The Company’s obligations under the MLSA are secured by a first priority security interest in favor of the Lender with respect to the Company’s collateral, which includes, without limitation, as specified in the MLSA, the Company’s accounts receivable, inventory, equipment, intellectual property, contractual rights, equity interests in the Company’s subsidiaries and other entities, and real property. In furtherance of the security interests granted to the Lender under the MLSA, the Company additionally entered into a contingent deposit account control agreement in favor of the Lender with regard to certain of its bank accounts. With respect to the First Tranche or up to the first $6 million in financing, the Company has agreed to maintain a minimum value of inventory as collateral equal to or exceeding the amount outstanding under the Avon Loan Facility, with such inventory value measured at the lower of 70% of the Fair Market Value or 65% of the Net Orderly Liquidation Value of the inventory (the “Minimum Inventory Measure).

Representations, Warranties, Covenants, and Event of Default

The MLSA contains certain representations and warranties, affirmative covenants, negative covenants, financial conditions, events of default and other provisions and conditions that are customarily required for similar financings. The affirmative covenants, among over things, require the Company to undertake various reporting and notice requirements and an obligation to maintain and enforce certain rights, approvals and assets. The negative covenants restrict the Company’s ability to, among other things, incur new indebtedness, create liens on assets, engage in certain fundamental corporate changes, such as mergers and acquisitions, change the members of its executive leadership, change the Company’s business activities, and make investments or restricted payments, in each case subject to certain exceptions. In addition, as of the 10th day of each calendar month, the Company is required to maintain unrestricted cash, cash equivalents or liquid funds on deposit, either in an account directly controlled by the Company or by a subsidiary of the Company, in an amount not less than ten percent (10%) of the aggregate principal balance of the Loan Amount.

Events of default, which may cause the Lender to exercise the remedies available to it under the MLSA, including but not limited to, the interest on the Loan to accrue at an increased rate, the acceleration of outstanding obligations, and the Lender enforcing its security interests, include customary events of default for similar financings, such as non-payment of, or failure to perform, any obligations and the initiation of insolvency proceedings by or against the Company. Additionally, if at any time during the term of the Avon Loan Facility the Company’s inventory, valued at the Minimum Inventory Measure, falls below the outstanding balance of the Avon Loan Facility and remains below for a period of thirty (30) consecutive days, the Company has agreed to pledge additional inventory to restore the ratio of inventory to the outstanding balance to its initial level. If corrective actions are not taken, it will constitute an event of default under MLSA.

Avon Consulting Agreement

In connection with the Avon Loan Facility, Avon and the Company entered into a Master Consulting Agreement dated February 10, 2025 (the “Effective Date”) by and between Avon and the Company (the “Consulting Agreement”), whereby the Company has agreed to engage Avon to provide certain consulting and advisory services in accordance with an applicable task order as specified in the Consulting Agreement.

The Consulting Agreement commences on the Effective Date and will continue until February 10, 2026. The Company has agreed to compensate Avon for services rendered under the Consulting Agreement upon the occurrence of (i) the receipt of a written confirmation from Avon confirming the execution of a given task order, and (ii) pursuant to the MLSA, the Company successfully receives a disbursement under the Avon Loan Facility (together, a “Compensation Event”). Such compensation will take the form of (i) cash payments of up to a maximum amount of $532,000 in the aggregate and (ii) up to a maximum amount of $320,000 payable in the form of the Company’s common stock issued from the Company’s shelf registration statement on Form S-3 by means of filing a final prospectus supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended, within twenty (20) business days of the date of the Consulting Agreement (the “Consulting Shares”). The Consulting Shares will upon issuance initially be subject to lock-up restrictions until the occurrence of a Compensation Event. Upon the occurrence of a Compensation Event, a number of Consulting Shares equal to the dollar value of the stock compensation owed to Avon under the related task order will have the lock-up restrictions removed.

The Consulting Agreement additionally contains certain customary terms for such an agreement, including, but not limited to, reimbursement for reasonable expenses of Avon, confidentiality, non-use and non-disclosure obligations, and indemnification.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Master Loan and Security Agreement and Promissory Note” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: February 14, 2025

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